EXHIBIT 99.1

Tuesday Morning Corporation Announces Second Quarter Fiscal 2015 Results

DALLAS, Jan. 29, 2015 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES), a leading off-price retailer with nearly 800 stores across the United States specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts, today announced financial results for the second quarter and six months ended December 31, 2014.

Second Quarter 2015 Financial Highlights

  Net sales increased 5.5% to $301.4 million, compared to $285.8 million for the second quarter of fiscal 2014. Comparable store sales increased 7.6% compared to the same period a year ago, and were comprised of a 7.7% increase in customer transactions, offset by a 0.1% decrease in average ticket. Sales at the 31 stores relocated during the past 12 months increased approximately 50% and contributed 140 basis points to the comparable store sales increase of 7.6%.
  The Company's operating income increased 32% during the second quarter of fiscal 2015 to $24.2 million, compared to operating income of $18.3 million in the second quarter of fiscal 2014. The Company reported a $3.9 million or 19% increase in operating income over fiscal 2014 non-GAAP adjusted operating income of $20.3 million for the second quarter of fiscal 2014. Non-GAAP adjusted operating income excludes business turnaround charges incurred in the prior year period.

Michael Rouleau, Chief Executive Officer, stated, "Tuesday Morning's second quarter, which included total comparable store sales growth of 7.6%, core category comparable sales growth of 12.6%, and increased operating profits of 19%, provides affirmation that our turnaround phase is complete. We are now able to focus on rebuilding and making the necessary investments to be more efficient and competitive while supporting the long term, profitable growth of the business through new initiatives. These include relocating or closing underperforming stores, improving our supply chain, upgrading our systems, and enhancing our buying processes. Our entire Tuesday Morning team is doing an outstanding job and executing to deliver superior results in the near term as we rebuild the company for long term success."

During the prior fiscal year, the Company executed a number of programs under its business turnaround initiative. These programs, which we believe to be substantially concluded, included changes in senior management and board composition, exiting certain categories, cleaning up and relaying all stores, structurally reducing the level of clearance merchandise, enhancing company policies, and eliminating obsolete assets. As a result of these programs, the Company incurred additional costs and expenses in the prior year period. To better understand the Company's performance, financial results have been presented on both a GAAP and on an adjusted (non-GAAP) basis, which excludes the turnaround initiative expenses incurred in the prior year periods. Reconciliations between GAAP and non-GAAP financial results are included in this press release.

Second Quarter 2015 Results of Operations - GAAP Basis

For the second quarter of fiscal 2015, Tuesday Morning reported gross profit of $109.0 million and gross margin of 36.2% compared to $99.3 million of gross profit and gross margin of 34.8% in the second quarter of fiscal 2014. Selling, general and administrative expenses (SG&A) increased 4.6% to $84.8 million, compared to $81.1 million in the same period last year. As a percent of net sales, SG&A was 28.1% compared to 28.4% in the same period last year. Our net income was $23.7 million, or $0.54 per share, in the second quarter of fiscal 2015 compared to net income of $17.7 million, or $0.41 per share, in the second quarter of fiscal 2014.

The Company ended the second quarter of fiscal 2015 with $54.8 million in cash and cash equivalents, with no borrowings under its line of credit. Inventories at the end of the second quarter of fiscal 2015 were $208.5 million compared to $203.6 million at the end of the second quarter of fiscal 2014, up $4.9 million or 2.4%. The Company's inventory turnover for the trailing five quarters is 2.7 turns, and compares favorably to our prior year trailing five quarter turnover of 2.5 turns.

Six Months ended December 31, 2014 Results of Operations - GAAP Basis

For the fiscal year-to-date period, net sales increased 7.3% to $503.6 million, compared to $469.4 million for same period last year. Comparable store sales increased 9.1% compared to the same period a year ago, and were driven by an 8.9% increase in customer transactions, along with a 0.2% increase in average ticket.  Sales at the 34 stores relocated since the beginning of the prior fiscal year increased approximately 50% and contributed 130 basis points to the comparable store sales increase of 9.1%.

For the first six months of fiscal 2015, Tuesday Morning reported gross profit of $181.0 million and gross margin of 35.9% compared to $162.8 million of gross profit and gross margin of 34.7% in the first six months of fiscal 2014. SG&A increased 3.5% to $162.5 million, compared to $156.9 million in the same period last year. As a percent of net sales, SG&A was 32.3% compared to 33.4% in the same period last year. Our net income was $17.4 million, or $0.40 per share, in the first six months of fiscal 2015 compared to net income of $5.7 million, or $0.13 per share, in the first six months of fiscal 2014.

Second Quarter 2015 Results of Operations - Adjusted Basis (non-GAAP)

For the second quarter of fiscal 2015, Tuesday Morning reported gross profit of $109.0 million and gross margin of 36.2% compared to $101.1 million of gross profit and gross margin of 35.4% on an adjusted basis in the second quarter of fiscal 2014. The gross margin expansion on an adjusted basis was primarily due to reductions in markdowns. For the second quarter of fiscal 2015, the Company's SG&A expenses increased 5.0% to $84.8 million, compared to adjusted SG&A of $80.8 million in the same period last year. Adjusted SG&A increased primarily due to higher stock compensation expense, higher advertising expense and higher professional services and consulting fees. As a percent of net sales, SG&A was 28.1% in the second quarter of fiscal 2015 compared to adjusted SG&A of 28.3% in the same period last year. The Company's reported net income was $23.7 million, or $0.54 per share, in the second quarter of fiscal 2015 compared to an adjusted net income of $19.3 million, or $0.45 per share, in the second quarter of fiscal 2014.

Six Months ended December 31, 2014 Results of Operations - Adjusted Basis (non-GAAP)

For the fiscal year-to-date period, Tuesday Morning reported gross profit of $181.0 million and gross margin of 35.9% compared to $164.6 million of gross profit and gross margin of 35.1% reported on an adjusted basis in the first six months of fiscal 2014. The gross margin expansion on an adjusted basis was due to reductions in markdowns and improvements in supply chain efficiency partly offset by slightly lower initial merchandise mark-up. For first six months of fiscal 2015, the Company's SG&A expenses increased 5.3% to $162.5 million, compared to adjusted SG&A of $154.3 million in the same period last year. Adjusted SG&A increased primarily due to higher stock compensation expense, higher payroll and employee expense, higher rent expense and higher professional services and consulting fees. As a percent of net sales, SG&A was 32.3% in the first six months of fiscal 2015 compared to adjusted SG&A of 32.9% in the same period last year. The Company's reported net income was $17.4 million, or $0.40 per share, in the first six months of fiscal 2015 compared to an adjusted net income of $9.4 million, or $0.22 per share, in the first six months of fiscal 2014.

About Tuesday Morning

Tuesday Morning Corporation (Nasdaq:TUES) is a leading off-price retailer specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts.  The Company is nationally known for providing a fresh selection of brand name, high-quality merchandise – never seconds or irregulars – at prices well below those of department and specialty stores, catalogues and online retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates nearly 800 stores in 41 states. More information and a list of store locations may be found on our website at www.tuesdaymorning.com.

Conference Call Information

Tuesday Morning Corporation's management will hold a conference call to review second  quarter 2015 financial results today, January 29, 2015, at 3:30 p.m. Central Time. The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters. A live webcast of the conference call will be available in the Investor Relations section of the Company's website at www.tuesdaymorning.com, or you may dial into the conference at 1-877-312-5376 (no access code required). A replay of the webcast will be accessible through the Company's website for 90 days. A replay of the conference call will be available from 6:30 p.m., Central time, Thursday, January 29, 2015 through 10:59 p.m., Central time, Saturday, January 31, 2015 by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID number 65602827 and web pin 5790.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our current expectations, plans, strategies and goals and our current beliefs concerning future business conditions, our future results of operations, our future financial position, and our current business outlook or state other "forward-looking" information. Forward-looking statements in this press release include, but are not limited to, statements of management's current plans and expectations in this press release.

Reference is hereby made to the Company's filings with the Securities and Exchange Commission, including, but not limited to, "Cautionary Statement Regarding Forward-Looking Statements" and "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: our ability to successfully implement our long-term business strategy; changes in economic and political conditions which may adversely affect consumer spending; our failure to identify and respond to changes in consumer trends and preferences; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to successfully manage our inventory balances; loss of or disruption in our centralized distribution center; loss or departure of one or more members of our senior management or other key management employees; increased or new competition; our ability to successfully execute our strategy of opening new stores and relocating or expanding existing stores; increases in fuel prices and changes in transportation industry regulations or conditions; our ability to generate strong cash flows from operations and to continue to access credit markets; increases in the cost or a disruption in the flow of our imported products; the success of our marketing, advertising and promotional efforts; our ability to attract and retain quality sales, distribution center and other associates in large numbers, as well as, experienced buying and management personnel; seasonal and quarterly fluctuations; our ability to maintain and protect our information technology systems and technologies; our ability to comply with various government regulations; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; and our ability to manage the negative effects of inventory shrinkage. The Company's filings with the SEC are available at the SEC's web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

TUESDAY MORNING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

The following non-GAAP financial measures are adjusted to exclude the impact of the following non-recurring business turnaround related charges and adjustments in the prior year periods: our inventory write-down, management and board transition charges (including compensation and severance, consulting, legal, search and recruiting costs related to the transition), costs associated with exiting the e-Commerce business and changes in our deferred tax asset valuation allowance. The amount of the turnaround related inventory write-down excluded from cost of sales (and the calculation of gross profit on a non-GAAP basis) and the adjustments to selling, general and administrative expenses are included in the first table below.

GAAP Operating Income to Non-GAAP Adjusted Operating Income:

The following table reconciles operating income, the most directly comparable GAAP financial measure, to adjusted operating income, a non-GAAP financial measure:

(unaudited - in thousands)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Operating income (GAAP)	$ 24,222	$ 18,285	$ 18,468	$ 5,818
Non-GAAP adjustments:
Adjustment to cost of sales:
Inventory write-down and merchandise category exit	—	1,810	—	1,810
Adjustments to selling, general and administrative expenses:
Compensation	—	—	—	1,554
Legal, consulting, and recruiting	—	244	—	1,083
Adjusted operating income (non-GAAP)	$ 24,222	$ 20,339	$ 18,468	$ 10,265

GAAP Net Income to Non-GAAP Adjusted Net Income:

The following table reconciles net income from continuing operations, the most directly comparable GAAP financial measure, to adjusted net income from continuing operations, a non-GAAP financial measure:

(unaudited - in thousands)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income (GAAP)	$ 23,658	$ 17,674	$ 17,429	$ 5,665
Non-GAAP adjustments:
Inventory write-down and merchandise category exit, net of tax (1)(2)	—	2,146	—	2,190
Compensation, net of tax (2)	—	—	—	1,880
Legal, consulting, and recruiting, net of tax (1)(2)	—	289	—	1,208
Disposal of systems, net of tax (2)	—	—	—	103
Deferred tax asset valuation allowance	—	(772)	—	(1,667)
Adjusted net income (non-GAAP)	$ 23,658	$ 19,337	$ 17,429	$ 9,379

(1) The effective tax rate utilized in this non-GAAP adjusted net income reconciliation is 1.1% for the three months ended December 31, 2014 and (18.5%) for the three months ended December 31, 2013. These rates are inclusive of a deferred tax asset valuation allowance of $14.2 million as of December 31, 2014 and of $18.1 million as of December 31, 2013.
(2) The effective tax rate utilized in this non-GAAP adjusted net income reconciliation is 1.9% for the six months ended December 31, 2014 and (21.0%) for the six months ended December 31, 2013. These rates are inclusive of a deferred tax asset valuation allowance of $14.2 million as of December 31, 2014 and of $18.1 million as of December 31, 2013.

GAAP Net Income to Non-GAAP Adjusted Net Income:

The following table reconciles net income from continuing operations, the most directly comparable GAAP financial measure, to adjusted net income from continuing operations, a non-GAAP financial measure:

(unaudited)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Diluted income per share (GAAP)	$ 0.54	$ 0.41	$ 0.40	$ 0.13
Non-GAAP adjustments:
Inventory write-down and merchandise category exit, net of tax (1)(2)	—	0.05	—	0.06
Compensation, net of tax (2)	—	—	—	0.04
Legal, consulting, and recruiting, net of tax (1)(2)	—	0.01	—	0.03
Disposal of systems, net of tax (2)	—	—	—	—
Deferred tax asset valuation allowance	—	(0.02)	—	(0.04)
Adjusted diluted income per share (non-GAAP)	$ 0.54	$ 0.45	$ 0.40	$ 0.22

(1) The effective tax rate utilized in this non-GAAP adjusted diluted income per share reconciliation is 1.1% for the three months ended December 31, 2014 and (18.5%) for the three months ended December 31, 2013. These rates are inclusive of a deferred tax asset valuation allowance of $14.2 million as of December 31, 2014 and of $18.1 million as of December 31, 2013.
(2) The effective tax rate utilized in this non-GAAP adjusted diluted income per share reconciliation is 1.9% for the six months ended December 31, 2014 and (21.0%) for the six months ended December 31, 2013. These rates are inclusive of a deferred tax asset valuation allowance of $14.2 million as of December 31, 2014 and of $18.1 million as of December 31, 2013.

The Company believes that the non-GAAP financial measures above provide useful information to the Company's management, investors, and other interested parties about the Company's core operating performance because they allow them to understand and compare the Company's operating results during the current quarter to the prior year period in a more consistent manner. The Company believes this also facilitates the comparison of the Company's results to the results of its peer companies. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

Tuesday Morning Corporation
Supplemental Schedules
Reconciliation of GAAP and Non-GAAP Adjusted Results
(unaudited)
($ in thousands)

	Q2 Fiscal 2015
		Adjustments*
	GAAP Net Income/ (Loss)	Inventory Adj.	Compensation	All Other	Total	Adjusted Non-GAAP Net Income/ (Loss)	% of Sales
Net Sales	$ 301,401					$ 301,401
Cost of Sales	$ 192,355					$ 192,355	63.8%
Gross Profit	$ 109,046					$ 109,046	36.2%

Selling, General & Administrative Expenses	$ 84,824					$ 84,824	28.1%
Operating Income	$ 24,222					$ 24,222	8.0%

Other Expense	$ 306					$ 306	0.1%
Income Before Tax	$ 23,916					$ 23,916	7.9%

Income Tax Provision	$ 258					$ 258	0.1%
Net Income	$ 23,658					$ 23,658	7.8%

	Q2 Fiscal 2014
		Adjustments*
	GAAP Net Income/ (Loss)	Inventory Adj.	Compensation	All Other	Total	Adjusted Non-GAAP Net Income/ (Loss)	% of Sales
Net Sales	$ 285,771					$ 285,771
Cost of Sales	$ 186,433	$ (1810)			(1,810)	$ 184,623	64.6%
Gross Profit	$ 99,338	$ 1,810			$ 1,810	$ 101,148	35.4%

Selling, General & Administrative Expenses	$ 81,053			$ (244)	$ (244)	$ 80,809	28.3%
Operating Income	$ 18,285	$ 1,810		$ 244	$ 2,054	$ 20,339	7.1%

Other Expense	$ 380					$ 380	0.1%
Income Before Tax	$ 17,905	$ 1,810		$ 244	$ 2,054	$ 19,959	7.0%

Income Tax Provision /(Benefit)	$ 231	$ (336)		$ 727	$ 391	$ 622	0.2%
Net Income/(Loss)	$ 17,674	$ 2,146		$ (483)	$ 1,663	$ 19,337	6.8%

*Adjustment Notes:
Inventory Adj. – Reduction in retail inventory value to exit certain categories and reduce clearance inventory levels.
Compensation – Severance, stock compensation, sign on bonuses related to senior management restructuring program.
All Other – Write-off of assets related to exited internet business, legal costs related to former CEO lawsuit and recognition of Deferred Tax Allowance.

Tuesday Morning Corporation
Supplemental Schedules
Reconciliation of GAAP and Non-GAAP Adjusted Results
(unaudited)
($ in thousands)

	Q2 YTD Fiscal 2015
		Adjustments*
	GAAP Net Income/ (Loss)	Inventory Adj.	Compensation	All Other	Total	Adjusted Non-GAAP Net Income/ (Loss)	% of Sales
Net Sales	$ 503,609					$ 503,609
Cost of Sales	$ 322,629					$ 322,629	64.1%
Gross Profit	$ 180,980					$ 180,980	35.9%

Selling, General & Administrative Expenses	$ 162,512					$ 162,512	32.3%
Operating Income	$ 18,468					$ 18,468	3.7%

Other Expense	$ 705					$ 705	0.1%
Income Before Tax	$ 17,763					$ 17,763	3.6%

Income Tax Provision	$ 334					$ 334	0.1%
Net Income	$ 17,429					$ 17,429	3.5%

	Q2 YTD Fiscal 2014
		Adjustments*
	GAAP Net Income/ (Loss)	Inventory Adj.	Compensation	All Other	Total	Adjusted Non-GAAP Net Income/ (Loss)	% of Sales
Net Sales	$ 469,449					$ 469,449
Cost of Sales	$ 306,684	$ (1,810)			$ (1,810)	$ 304,874	64.9%
Gross Profit	$ 162,765	$ 1,810			$ 1,810	$ 164,575	35.1%

Selling, General & Administrative Expenses	$ 156,947		$ (1554)	$ (1083)	$ (2,637)	$ 154,310	32.9%
Operating Income	$ 5,818	$ 1,810	$ 1,554	$ 1,083	$ 4,447	$ 10,265	2.2%

Other Expense	$ 671					$ 671	0.1%
Income Before Tax	$ 5,147	$ 1,810	$ 1,554	$ 1,083	$ 4,447	$ 9,594	2.1%

Income Tax Provision /(Benefit)	$ (518)	$ (380)	$ (326)	1,439	$ 733	$ 215	0.0%
Net Income/(Loss)	$ 5,665	$ 2,190	$ 1,880	$ (356)	$ 3,714	$ 9,379	2.1%

*Adjustment Notes:
Inventory Adj. – Reduction in retail inventory value to exit certain categories and reduce clearance inventory levels.
Compensation – Severance, stock compensation, sign on bonuses related to senior management restructuring program.
All Other – Write-off of assets related to exited internet business, legal costs related to former CEO lawsuit and recognition of Deferred Tax Allowance.

Tuesday Morning Corporation
Consolidated Statement of Operations
(In thousands, except per share data)
	Three Months Ended Dec. 31		Six Months Ended Dec. 31,

	2014	2013	2014	2013
	(unaudited)		(unaudited)

Net sales	$ 301,401	$ 285,771	$ 503,609	$ 469,449
Cost of sales	192,355	186,433	322,629	306,684
Gross profit	109,046	99,338	180,980	162,765

Selling, general and administrative expenses	84,824	81,053	162,512	156,947

Operating income	24,222	18,285	18,468	5,818

Other income (expense):
Interest expense, net	(362)	(383)	(723)	(754)
Other income, net	56	3	18	83
Other expense, net	(306)	(380)	(705)	(671)

Income before income taxes	23,916	17,905	17,763	5,147

Income tax provision/(benefit)	258	231	334	(518)

Net income	$ 23,658	$ 17,674	$ 17,429	$ 5,665

Income Per Share:
Net income per common share:
Basic	$ 0.54	$ 0.41	$ 0.40	$ 0.13
Diluted	$ 0.54	$ 0.41	$ 0.40	$ 0.13

Weighted average number of common shares:
Basic	43,416	42,904	43,370	42,761
Diluted	43,777	43,221	43,691	43,139

Tuesday Morning Corporation (continued)

Consolidated Balance Sheets
(in thousands)	Dec. 31,	Dec. 31,	Jun. 30,
	2014	2013	2014
	(unaudited)	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 54,842	$ 53,313	$ 49,686
Inventories	208,455	203,621	207,663
Prepaid expenses	6,281	6,170	5,822
Deferred income taxes	42	--	42
Other current assets	937	738	1,094
Total Current Assets	270,557	263,842	264,307

Property and equipment, net	63,633	68,599	65,939

Other long-term assets:
Deferred financing costs	1,118	1,714	1,416
Other assets	737	1,134	724
Deferred income tax - non-current	--	4,053	--

Total Assets	$ 336,045	$ 339,342	$ 332,386

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 67,114	$ 75,513	$ 86,284
Accrued liabilities	41,947	41,433	39,618
Deferred income taxes payable	--	1,193	--
Income taxes payable	443	15	1
Total Current Liabilities	109,504	118,154	125,903

Deferred rent	2,100	2,767	2,721
Other liabilities - non-current	--	2,289	--
Income tax payable - non-current	419	404	410
Deferred income taxes	42	--	42
Total Liabilities	112,065	123,614	129,076

Stockholders' equity	223,980	215,728	203,310
Total Liabilities and Stockholders' Equity	$ 336,045	$ 339,342	$ 332,386

Tuesday Morning Corporation (continued)

Consolidated Statement of Cash Flows
(in thousands)
	Six Months Ended Dec. 31,

	2014	2013
	(unaudited)
Net cash flows from operating activities:
Net income	$ 17,429	$ 5,665
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	6,113	5,866
Amortization of financing fees	298	297
Deferred income taxes		1
Loss on disposal of fixed assets	408	208
Shared-based compensation expense	2,600	1,017
Net change in operating assets and liabilities	(18,031)	16,429

Net cash provided by operating activities	8,817	29,483

Net cash flows from investing activities:
Proceeds from sale of assets	--	26
Capital expenditures	(4,215)	(8,690)

Net cash used in investing activities	(4,215)	(8,664)

Net cash flows from financing activities:
Repayments under revolving credit facility	(1,500)	(25,100)
Proceeds under revolving credit facility	1,500	25,100
Change in cash overdraft	--	1,987
Purchase of treasury stock	(98)	(86)
Proceeds from the exercise of employee stock options	652	1,697

Net cash provided by financing activities	554	3,598

Net increase in cash and cash equivalents	5,156	24,417

Cash and cash equivalents, beginning of period	49,686	28,896

Cash and cash equivalents, end of period	$ 54,842	$ 53,313
CONTACT: Jeffrey N. Boyer
         Chief Financial Officer and
         Chief Administrative Officer
         TUESDAY MORNING CORPORATION
         972-934-7189

         MEDIA:
         Jonathan Morgan/Jennifer Sanders
         PERRY STREET COMMUNICATIONS
         214-965-9955